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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Advanced Neuromodulation Systems, Inc. for the registration of 1,223,825 shares of its common stock and to the incorporation by reference therein of our report dated February 25, 2000, with respect to the consolidated financial statements and schedule of Advanced Neuromodulation Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Dallas, Texas
January 5, 2001